EXHIBIT 99.1

Global Defense & National Security Systems, Inc. Announces Receipt of NASDAQ Staff Determination; Company To Request Hearing

RESTON, Va., May 27, 2015

Global Defense & National Security Systems, Inc. (the “Company”) (GDEF) today announced that, on May 20, 2015, the Company received notice from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) that the Company did not meet the minimum round lot shareholder requirement set forth in NASDAQ Listing Rule 5550(a)(3), and that the Staff had determined to delist the Company’s securities unless the Company timely requests a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”).

The Company is seeking a listing extension and has today requested a hearing before the Panel. This request prevents any delisting action at least until the Panel issues its decision and the expiration of any extension granted by the Panel. The Company continues to work diligently to evidence compliance with all applicable NASDAQ listing criteria.

Contacts:

Dale R. Davis, President & CEO, Global Defense & National Security Systems, Inc.

T:+ 1 703 395 7649

E: dale.davis@globalgroup.com

Tim Matthews, Director of Communications, Global Strategies Group

T: +44 7979 363 701

E: tim.matthews@globalgroup.com